EXHIBIT 10.2

STONERIDGE, INC.
LONG-TERM CASH INCENTIVE PLAN
2011 ADDENDUM TO
2010 PHANTOM SHARE GRANT AGREEMENT
DATED FEBRUARY 14, 2010

Grantee	_____________
Maximum Number of Phantom Shares that May Vest for 2011 Performance Period	_______

Maximum Number of 2011 Phantom Shares that May Vest:

If EPS for the 2011 calendar year equals or exceeds $0.93 (the “2011 Maximum Threshold’), then all _____ Phantom Shares shall vest conditionally, contingent upon Grantee’s continued employment with the Company through the Vesting Date.

If EPS for the 2011 calendar year exceeds $0.72 (the “2011 Target Threshold”), but is less than the 2011 Maximum Threshold, then the number of Phantom Shares that shall vest shall be _____ Phantom Shares plus the result of the following calculation: _____ times (the difference between the Company’s aggregate EPS for 2011 and the 2011 Target Threshold) divided by (the difference between the 2011 Maximum Threshold and the 2011 Target Threshold).  Such vesting shall be conditional, contingent upon Grantee’s continued employment with the Company through the Vesting Date.  The remaining 2011 Phantom Shares shall be forfeited on February 14, 2013, unless otherwise vested under Section 5 of the 2010 Phantom Shares Grant Agreement (the “2010 Agreement”).

If EPS for the 2011 calendar year equals the 2011 Target Threshold, then the number of Phantom Shares that shall vest shall be _____ Phantom Shares.  Such vesting shall be conditional, contingent upon Grantee’s continued employment with the Company through the Vesting Date.  The remaining 2011 Phantom Shares that shall be forfeited on February 14, 2013, unless otherwise vested under Section 5 of the 2010 Agreement.

If EPS for the 2011 calendar year exceeds $0.50 (the “2011 Minimum Threshold”), but is less than the 2011 Target Threshold, then the number of Phantom Shares that shall vest shall be _____ Phantom Shares plus the result of the following calculation: _____times (the difference between the Company’s aggregate EPS for 2011 and the 2011 Minimum Threshold) divided by (the difference between the 2011 Target Threshold and the 2011 Minimum Threshold).  Such vesting shall be conditional, contingent upon Grantee’s continued employment with the Company through the Vesting Date.  The remaining 2011 Phantom Shares shall be forfeited on February 14, 2013, unless otherwise vested under Section 5 of the 2010 Agreement.

If EPS for the 2011 calendar year equals the 2011 Minimum Threshold, then the number of Phantom Shares that shall vest shall be _____ Phantom Shares.  Such vesting shall be conditional, contingent upon Grantee’s continued employment with the Company through the Vesting Date.  The remaining 2011 Phantom Shares shall be forfeited on February 14, 2013, unless otherwise vested under Section 5 of the 2010 Agreement.

If EPS for the 2011 calendar year is less than the 2011 Minimum Threshold, then _____ Phantom Shares shall be forfeited on February 14, 2013, unless otherwise vested under Section 5 of the 2010 Agreement.

Approved by the Compensation Committee on February 14, 2011.